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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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
                   ENTERBANK HOLDINGS, INC.                                   EBH CAPITAL TRUST I
                   (EXACT NAME OF REGISTRANT                             (EXACT NAME OF CO-REGISTRANT
                 AS SPECIFIED IN ITS CHARTER)                            AS SPECIFIED IN ITS CHARTER)

                           Delaware                                                Delaware
           (STATE OF INCORPORATION OR ORGANIZATION)                (STATE OF INCORPORATION OR ORGANIZATION)

                          43-1706259                                              51-6513837
             (IRS EMPLOYER IDENTIFICATION NUMBER)                    (IRS EMPLOYER IDENTIFICATION NUMBER)

                       150 North Meramec                                       150 North Meramec
                   St. Louis, Missouri 63105                               St. Louis, Missouri 63105
              (ADDRESS AND ZIP CODE OF PRINCIPAL                      (ADDRESS AND ZIP CODE OF PRINCIPAL
                      EXECUTIVE OFFICES)                                      (EXECUTIVE OFFICES)

  If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

  If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

  Securities Act registration statement file number to which this form relates:
333-87881 and 333-87881-01 (if applicable).

Securities to be registered pursuant to Section 12(b) of the Act:

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                 Title Of Each Class                                     Name Of Each Exchange On Which
                 To Be So Registered                                     Each Class Is To Be Registered
                 -------------------                                     ------------------------------
           Cumulative Preferred Securities                                   American Stock Exchange
(and the Guarantee with respect thereto)
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)



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Item 1.           Description of Registrant's Securities to be Registered

         For a full description of the Cumulative Preferred Securities (the "Preferred Securities") issued by EBH Capital Trust I, a Delaware statutory business trust (the "Trust"), and the guarantee (the "Guarantee") with respect to the Preferred Securities by Enterbank Holdings, Inc., a Delaware corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures," and "Description of the Preferred Securities Guarantee" in the Prospectus that forms part of the Registration Statement (Registration Nos. 333- 87881 and 333-87881-01) (the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission ("SEC") on September 27, 1999, as amended on October 4, 1999, under the Securities Act of 1933, as amended (the "Act"). The information contained in the Registration Statement and the Prospectus is incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities and the Guarantee will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Securities Act of 1933 and shall be incorporated by reference into this registration statement on Form 8-A.

Item 2. Exhibits

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         2.1      Certificate of Trust of EBH Capital Trust.  Incorporated by reference to Exhibit 4.1 to the Registration Statement.

         2.2      Restated Certificate of Trust of EBH Capital Trust.  Incorporated by reference to
                  Exhibit 4.2 to the Registration Statement.

         2.3      EBH Capital Trust I Trust Agreement.  Incorporated by reference to Exhibit 4.3 to the Registration Statement.

         2.4 Form of EBH Capital Trust I Amended and Restated Trust Agreement. Incorporated by reference to Exhibit 4.4 to the Registration Statement.

         2.5      Form of Preferred Securities Certificate.  Incorporated by reference to Exhibit 4.5 to the Registration Statement (included as an exhibit to Exhibit 4.4 of the
                  Registration Statement).

         2.6      Form of Preferred Securities Guarantee Agreement.  Incorporated by reference to
                  Exhibit 4.8 to the Registration Statement.

         2.7      Form of Subordinated Indenture.  Incorporated by reference to Exhibit 4.6 to the
                  Registration Statement.

         2.8      Form of Junior Subordinated Debenture.  Incorporated by reference to Exhibit 4.7 to the Registration Statement (included as an exhibit to Exhibit 4.6 to the
                  Registration Statement.).
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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: October 6, 1999


ENTERBANK HOLDINGS, INC.                EBH CAPITAL TRUST I


By:    /s/ FRED H. ELLER                By: Enterbank Holdings, Inc., as sponsor
   -------------------------------
      Fred H. Eller
      Chief Executive Officer
                                              By:   /s/ FRED H. ELLER
                                                 -------------------------------
                                                    Fred H. Eller
                                                    Chief Executive Officer










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